4th Quarter Earnings Conference Call January 26, 2022 Veritex Holdings, Inc.

2 Safe Harbor Statement Forward-looking statements This presentation contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward- looking statements include, without limitation, statements relating to Veritex Holdings, Inc.’s (“Veritex”) recent investment in Thrive Mortgage, LLC (“Thrive”), the expected payment date of Veritex’s quarterly cash dividend, Veritex's acquisition of North Avenue Capital, LLC (“NAC”), impact of certain changes in Veritex’s accounting policies, standards and interpretations, the effects of the COVID-19 pandemic and actions taken in response thereto, Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward- looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this presentation are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue. This presentation also includes industry and trade association data, forecasts and information that Veritex has prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys, government agencies and other information publicly available to Veritex, which information may be specific to particular markets or geographic locations. Some data is also based on Veritex's good faith estimates, which are derived from management's knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although Veritex believes these sources are reliable, Veritex has not independently verified the information contained therein. While Veritex is not aware of any misstatements regarding the industry data presented in this presentation, Veritex's estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, Veritex believes that its internal research is reliable, even though such research has not been verified by independent sources.

3 Non-GAAP Financial Measures Veritex reports its results in accordance with United States generally accepted accounting principles (“GAAP”). However, management believes that certain supplemental non-GAAP financial measures used in managing its business provide meaningful information to investors about underlying trends in its business. Management uses these non-GAAP measures to assess Veritex’s operating performance and believes that these non-GAAP measures provide information that is important to investors and that is useful in understanding Veritex’s results of operations. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this presentation: • Tangible book value per common share (“TBVPS”); • Tangible common equity to tangible assets; • Return on average tangible common equity (“ROATCE”); • Operating earnings; • Pre-tax, pre-provision (“PTPP”) operating earnings; • Diluted operating earnings per share (“EPS”); • Operating return on average assets (“ROAA”); • PTPP operating ROAA; • Operating ROATCE; • Operating efficiency ratio; • Operating noninterest income; • Operating noninterest expense; and • Adjusted net interest margin (“NIM”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for reconciliations of non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP.

Strong Earnings Solid Loan and Deposit Growth Capital Summary • Net income of $41.5 million, or $0.82 diluted earnings per share (“EPS”), for 4Q21 compared to $36.8 million, or $0.73 diluted EPS, for 3Q21 • Operating earnings1 of $42.4 million, or $0.84 diluted operating EPS1, for 4Q21 compared to $35.1 million, or $0.70 diluted operating EPS, for 3Q21 • Return on average equity of 12.65% in 4Q21 and 11.01% for 2021 • Operating ROATCE1 of 20.48% in 4Q21 and 17.58% for 2021 • Total loans held for investment (“LHI”), excluding mortgage warehouse (“MW”) and Paycheck Protection Program (“PPP”) loans, increased $150.1 million, or 9.1% linked quarter annualized (“LQA”) • Total LHI, excluding MW and PPP, grew $918.1 million from December 31, 2020, or 15.7% • Average loans, excluding PPP, grew $410 million, or 24% LQA • Total deposits grew $184.9 million, or 10.3% LQA, and $850.8 million, or 13.1%, YOY • Average cost of total deposits decreased to 0.18% for 4Q21 from 0.38% for 4Q20 • Book value per common share increased to $26.64 from $26.09 at Sept. 30, 2021 • Tangible book value per common share1 of $17.49 remained relatively flat after the acquisition of NAC compared to $17.53 at Sept. 30, 2021 • Declared quarterly dividend of $0.20 per share of outstanding common stock payable on Feb. 25, 2022 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 4 Fourth Quarter and 2021 Overview Diversifying Revenue • 2021 noninterest income made up of 29% deposit service charges, 27% govt. guaranteed loan income, 13% loan fees, 10% equity method investments income and 21% other • Closed acquisition of North Avenue Capital, LLC (“NAC”) on November 1, 2021, generating $1.3 million in gain on sales of USDA loans in 4Q21

Key Financial Metrics 47.55% 49.49% 49.62% 51.63% 48.51% 47.64% 4Q20 1Q21 2Q21 3Q21 4Q21 Reported Operating Efficiency Ratio 1.44% 1.27% 1.56% 1.68% 1.48% 1.75% 1.82% 1.66% 1.85% 1.97% 4Q20 1Q21 2Q21 3Q21 4Q21 Reported Operating ROAA PTPP Operating 1.04% 1.35% 1.46% 1.72% 1.29% $15.70 $16.34 $17.16 $17.53 $17.49 4Q20 1Q21 2Q21 3Q21 4Q21 NPAs / Total Assets Return on Average Tangible Common Equity1 $0.46 $0.64 $0.82 $0.60 $0.70 4Q20 1Q21 2Q21 3Q21 4Q21 Diluted EPS Diluted Operating EPS $0.60 $0.59 12.84% 17.17% 15.18% 17.72% 20.06% 4Q20 1Q21 2Q21 3Q21 4Q21 ROATCE Operating ROATCE Diluted EPS Tangible Book Value per Common Share1 5 ($ in millions) $87.6 $85.0 $79.9 $74.0 $50.1 0.99% 0.92% 0.85% 0.77% 0.51% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 4Q20 1Q21 2Q21 3Q21 4Q21 NPAs NPAs/Total Assets 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 1 11 1 1 17.39% ROAA 1 $0.73 16.44% 62.52% 48.53% 16.92% -43% 15.42% $0.84 20.48% 52.42%

3.73% weighted average rate of new and renewed Q4 loan production, excluding MW and PPP Loan Growth 6 $1.2 Billion ($ in billions) $1.8 Billion 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Total Loans, exc. MW and PPP +5.9% +8.1% -8.7% +4.4% +4.0% +7.9% +20.7% Quarterly Loan Growth (annualized, excludes MW and PPP) $6.8 B Total Loans +9.1% COVID-19 Declared a Pandemic 35% 40% 45% 50% 55% 60% Ja n Fe b M ar A pr M ay Ju n Ju l A ug S ep O ct N ov D ec Ja n Fe b M ar A pr M ay Ju n Ju l A ug S ep O ct N ov D ec Revolving C&I Utilization 2020 2021 Down 360 bps from peak +21.9% -50% -40% -30% -20% -10% 0% 10% 20% 30% Quarterly Loan Payoff Trend v. Annualized Growth Quarterly Pay-off % Quarterly % Growth ― 31% of loans paid off in 2021 ― 16% YTD loan growth in 2021 $0.0 $0.5 $1.0 $1.5 $2.0 Jan Feb Mar Apr May Jun July Aug Sept Oct Nov Dec CRE ADC Construction LOC Current Unfunded (Non Revolving) 2021 Unfunded 2020 Unfunded (annualized)

Loan Production 7 $540.5 $300.9 $414.1 $50.0 $48.7 $42.5 $1.3 Billion in Q4 Production by Portfolio ($ in millions) $436,866 $574,889 $655,616 $1,152,644 $1,074,954 $1,607,622 $1,396,676 $1,294,856 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Total Loans, exc. PPP Quarterly Commitment Production ($ in thousands) 3Q21 Production 4Q21 Production $560.3 $438.2 $154.0 $85.0 $49.8 $7.5 Construction C&I CRE MW 1-4 Resi Other Underwriting standards for 4Q21 and 2021 remain consistent to prior quarters and prior years $5.4 Billion in 2021 Production v. $2.8 Billion in 2020 Production

Net Interest Income 8 $65.6 $67.1 $71.3 $76.7 3.29% 3.11% 3.26% 3.37% 3.15% 3.12% 3.03% 3.16% 3.31% 4Q20 1Q21 2Q21 3Q21 4Q21 Net Interest Income ("NII") NIM Adjusted NIM (Excludes All Purchase Accounting) $66.8 $8,257 $8,659 $8,684 $9,045 4Q20 1Q21 2Q21 3Q21 4Q21 Average Earning Assets $8,066 Average Earning Assets Net Interest Income Rollforward ($ in thousands) ($ in millions) ($ in millions) 3Q21 Net Interest Income $71,276 Loan volume 3,019 Debt security prepayment income 2,185 Deposit rates 353 Change in earning asset mix and other 19 Purchase accounting accretion < 111 > 4Q21 Net Interest Income $76,741 Floating Rate Loan Repricing Floor Reprice Grouping ($ in thousands) Total Balance % of Total Balance Cumulative % of Total Balance No Floor $ 2,573.7 49.9% 49.9% Floor reached 763.2 14.8% 64.7% 0-25 bps to Reprice 153.5 3.0% 67.7% 26-50 bps to Reprice 237.9 4.6% 72.3% 51-75 bps to Reprice 491.6 9.5% 81.8% 76-100 bps to Reprice 668.8 13.0% 94.8% 101-125 bps to Reprice 80.4 1.6% 96.4% 126-150 bps to Reprice 29.4 0.6% 97.0% 151+ bps to Reprice 155.2 3.0% 100% Totals $ 5,153.7 100% Asset Sensitivity as of December 31, 2021 -3.9% +6.6% +13.1% +20.3% +27.5% -4.5% 0.5% 5.5% 10.5% 15.5% 20.5% 25.5% 30.5% -100 Shock +100 Shock +200 Shock +300 Shock +400 Shock Static Shock Impact on NII 1 7.6% 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 12+%

91. Assumes a 21% tax rate. Meaningful strategic expansion into the fragmented USDA lending space Diversification of Veritex’s revenue streams Enhanced profitability outlook Strong cultural fit North Avenue Capital Full Loan Pipeline - $675 million Net Income1 ($ in millions) $32 $101 $59 $483 $0.3 $1.0 $3.0 $1.3 $6.8 $11.1 $11.6 2016A 2017A 2018A 2019A 2020A 2021A 2022E Actuals Projections Approved Underwriting Term Sheet Issued Prospects ($ in millions) Completed acquisition on November 1, 2021 2021 Select Financial Highlights $24.8M Revenue $11.1M Net Income1 $89.9M Loan Originations 165% YoY Rev. Growth

Operating Noninterest Income

Quarter-over-Quarter Change

($ in thousands)

Other:	+$1,402	61%
Govt. guar. loan inc., net:	+$1,082	46%
Loan fees:	+$951	54%
Deposite service charges:	+298	7%
Gain on sales of MLHFS:	($114)	-28%
Equity method invst. inc.[1]:	($1,372)	-53%
Total	+2,247	18%

Quarter-over-Quarter Commentary

- Other noninterest income increased $1.4 million, or 61%, primarily related to services fee income, BOLI and derivative income
- Government guaranteed loan income, net, increased 46%, primarily as a result of increases in gains on USDA loan sales from the acquisition on NAC
- Loan fees increased $951 thousand, or 54%, primarily driven by a $632 thousand increase in syndication and arrangement fees in 4Q21 compared to 3Q21
- Equity method investment income decreased 53% driven by lower 4Q21 income on our investment in Thrive

Year-over-Year Change

($ in thousands)

Equity method invst. inc.[1]:	+3,848	100%
Loan fees:	+3,051	67%
Deposit service charges:	+$3,039	22%
Govt. guar. loan inc., net:	+$1,610	11%
Gain on sales of MLHFS:	+353	28%
Other:	+$51	0%
Total	+11,952	27%

Year-over-Year Commentary

- Equity method investment income was $3.9 million which represents our 49% investment in Thrive
- Loan fees increased $3.1 million, or 67%, primarily driven by a $2.2 million increase in syndication fees in 2021. Over the last year, the Company has invested in a Syndication Group with direct results reflected in 2021 noninterest income
- Deposit service charges increased 22% primarily related to additional analysis charges during 2021
- Government guaranteed loan income, net, increased 11%, primarily as a result of increases in SBA, PPP and USDA loan sales

1 Excludes $1.9 million of PPP loan forgiveness income received by Thrive during the third quarter of 2021.

10

Operating Noninterest Expense

Quarter-over-Quarter Change

($ in thousands)

Salaries and employee benefits	+$2,437	11%
Other	+$620	16%
Marketing	+$292	24%
Data processing	+$103	4%
Occupancy and equipment	($138)	-3%
Professional and regulatory fees	($384)	-11%
Total	+$2,930	7.0%

Quarter-over-Quarter Commentary

- Salaries and employee benefits increased $2.4 million, or 11%, primarily resulting from continued investment in talent, both producers and back office, lower deferred origination costs and the addition of NAC

Year-over-Year Change

($ in thousands)

Salaries and employee benefits	+$14,668	18%
Marketing	+$1,693	46%
Professional and regulatory fees	+$1,216	10%
Occupancy and equipment	+$900	7%
Data processing	+$733	6%
Other	+$226	8%
Telephone and communications	+$122	9%
COVID Expenses	($1,377)	-100%
Total	+$18,181	12.0%

Year-over-Year Commentary

- Salaries and employee benefits increased $14.7 million, or 15%, primarily resulting from continued investment in talent and an increase in variable compensation
- Marketing increased 46% from 2020, primarily resulting from an approximate increase of $842 thousand in annual sponsorship fees paid in 2021 and not in 2020
- Professional and regulatory fees increased $1.2 million, or 10%, primarily related to increased FDIC assessment fees in connection with an increase in assets

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0.55% 0.45% 0.35% 0.30% 0.26% 0.38% 0.31% 0.23% 0.20% 0.18% 4Q20 1Q21 2Q21 3Q21 4Q21 Average cost of interest-bearing deposits Average cost of total deposits Cost of Interest-bearing Deposits and Total Deposits  Total deposit balances increased $184.9 million, or 10% LQA, and increased $850.8 million, or 13% YOY  Total deposit cost down 2 bps compared to 3Q21 due to pricing diligence and product mix  Excluding MW and PPP loans, the loan to deposit ratio was 92.0% at December 31, 2021  4Q21 weighted average of interest-bearing deposit rate of 20 bps on production Certificates & Time Maturity Table $2,958 $3,228 $3,276 $2,097 $2,303 $2,511 $1,457 $1,648 $1,577 4 Q 2 0 3 Q 2 1 4 Q 2 1 Interest Bearing Non-Int Bearing Certificates & Time Deposits Deposits Composition 45% 34% 21% $7,364 $7,179 $6,513 Deposit Growth LQA YOY Demand & Savings +6% +11% Non-Int Bearing +36% +20% Certificates and Time Deposits -17% +8% 12 ($ in millions) Balance ($000) WA Rate Q1 2022 392,375 0.46% Q2 2022 209,262 0.33% Q3 2022 218,850 0.29% Q4 2022 195,109 0.30% Q1 2023 159,983 0.31% Q2 2023 135,077 0.31% Q3 2023 205,148 0.29% Q4 2023 24,517 0.83% Q1 2024+ 36,258 1.29% Total 1,576,580 0.38%

Capital Overview

VBTX Amounts *($ in thousands)*		December 31, 2021		September 30, 2021		$ Change
Basel III Standardized[1]						
CET1 capital	$	814,138	$	825,001	$	(10,863)
CET1 capital ratio		8.58%		8.75%		
Leverage capital	$	843,585	$	854,393	$	(10,808)
Leverage capital ratio		9.05%		9.54%		
Tier 1 capital	$	843,585	$	854,393	$	(10,808)
Tier 1 capital ratio		8.89%		9.06%		
Total capital	$	1,100,404	$	1,160,589	$	(60,185)
Total capital ratio		11.60%		12.31%		
Risk weighted assets	$	9,486,469	$	9,419,819	$	66,650
Total assets[2]	$	9,757,249	$	9,572,300	$	184,949
Tangible common equity / Tangible assets[3]		9.28%		9.43%		

Paid off $35 million of sub debt assumed from Green Bancorp, Inc. with an 5.5% effective rate in 4Q21.

Ratios as of December 31, 2021


10.69%
9.05%
10.48%
8.89%
11.11%
11.60%
10.48%
8.58%
Leverage Ratio
Tier 1 Ratio
Total Capital Ratio
CET1
Bank
VBTX

TBVPS Rollforward


$17.53
$0.82
$0.05
$0.05
$0.01
$(0.66)
$(0.20)
$(0.11)
$17.49
9/30/2021
Net Income
SBC Expense
CDI Amort.
Hedge AOCI
NAC Acquisition
Dividend
AFS AOCI
12/31/2021

[1] Estimated capital measures inclusive of CECL capital transition provisions as of December 31, 2021 and September 30, 2021.
[2] Total assets includes PPP loans that we did not utilize the Paycheck Protection Program Liquidity Facility to fund.
[3] Please refer to the "Reconciliation of Non-GAAP Financial Measures" at the end of this presentation for a description and reconciliation of these non-GAAP financial measures.

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1 Past due loans exclude purchased credit deteriorated loans that are accounted for on a pooled basis and non-accrual loans. 2 Total loans excludes Loans Held for Sale, MW and PPP loans. 4Q20 1Q21 2Q21 3Q21 4Q21 0.00% 0.10% 0.20% 0.30% 0.40% 30-59 Past Due 60-89 Past Due 90+ Past Due Past Due1 Trends % of Total Loans2 Asset Quality and ACL 14 ($ in thousands) 4Q20 1Q21 2Q21 3Q21 4Q21 Acquired $16,462 $130 $4,124 $5,652 $9,747 Originated $45 $18 $1,269 $120 $2,921 Net Charge-offs ($ in thousands) Totals $18,691 $105.1 $104.9 $99.5 $93.8 $77.8 1.80% 1.76% 1.59% 1.42% 1.15% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 4Q20 1Q21 2Q21 3Q21 4Q21 ACL ACL/Total Loans ACL / Total Loans2 ($ in millions) $22,637 $10,017 Quarterly Criticized Loans $449.0 $418.1 $388.5 $373.4 $347.7 4Q20 1Q21 2Q21 3Q21 4Q21 $100 $200 $300 $400 $500 Criticized Loans ($ in millions, excludes PCD loans) DOWN 23% $16,508 $9,997

Investment in Talent 15 23 31 PRODUCTION TEAM Back-office (Including 4 Re-hires) FOURTH QUARTER NEW HIRES Continued investment in talent for continued growth in 2022 and further diversification 55 production team new hires during 2021 101 back-office team new hires during 2021 660 670 680 690 700 710 720 730 Jan-21 Feb-21 Mar-21 Apr-21 May-21 Jun-21 Jul-21 Aug-21 Sep-21 Oct-21 Nov-21 Dec-21 2021 Headcount Trend 2021 Headcount Trend

2021 Year in Recap 16 Acquired leading USDA originator in the nation, North Avenue Capital, LLC Completed 49% investment in Thrive Mortgage Organic Growth Strong Financials Investments Grew loans $918.1 million, or 15.7% Grew loan commitment production to $5.4 billion, or 91% in ‘21 compared to ‘20 Grew deposits $850.8 million, or 13.1% Reported net income of $139.6 million, or $2.77 diluted EPS Maintained an efficiency ratio below 50% for ‘21 despite talent investments Increased operating ROATCE to 17.58% from 11.72% Focused on 2021 talent investments to support 2022 growth

Veritex Holdings, Inc. Supplemental Information

18 Reconciliation of Non-GAAP Financial Measures

19 Reconciliation of Non-GAAP Financial Measures

20 Reconciliation of Non-GAAP Financial Measures 12/31/2021 9/30/2021 6/30/2021 3/31/2021 12/31/2020 12/31/2021 12/31/2020 Operating Earnings Net income $ 41,506 $ 36,835 $ 29,456 $ 31,787 $ 22,801 $ 139,584 $ 73,883 Plus: Severance payments1 - - 627 - - 627 - Plus: Loss (gain) on sale of securities available for sale, net - 188 - - 256 188 (2,615) Plus: Debt extinguishment costs2 - - - - 9,746 - 11,307 Less: Thrive PPP loan forgiveness income3 - 1,912 - - - 1,912 - Plus: Merger and acquisition expenses 826 - - - - 826 - Operating pre-tax income 42,332 35,111 30,083 31,787 32,803 139,313 82,575 Less: Tax impact of adjustments (78) 39 131 - 2,100 92 1,823 Plus: Nonrecurring tax adjustments4 - - - 426 (973) 426 (2,772) Operating earnings $ 42,410 $ 35,072 $ 29,952 $ 32,213 $ 29,730 $ 139,647 $ 77,980 Weighted average diluted shares outstanding 50,441 50,306 50,331 49,998 49,837 50,352 50,036 Diluted EPS $ 0.82 $ 0.73 $ 0.59 $ 0.64 $ 0.46 $ 2.77 $ 1.48 Diluted operating EPS $ 0.84 $ 0.70 $ 0.60 $ 0.64 $ 0.60 $ 2.77 $ 1.56 (Dollars in thousands) For the Quarter Ended For the Year Ended

Reconciliation of Non-GAAP Financial Measures

	For the Quarter Ended					For the Year Ended	
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021	12/31/2020
	(Dollars in thousands)						
Pre-Tax, Pre-Provision Operating Earnings							
Net Income	$ 41,506	$ 36,835	$ 29,456	$ 31,787	$ 22,801	$ 139,584	$ 73,883
Plus: Provision for income taxes	10,697	9,195	7,837	8,993	4,702	36,722	14,203
Plus: (Benefit) provision for credit losses and unfunded commitments	(4,389)	(448)	577	(570)	902	(4,830)	65,669
Plus: Severance payments[1]	-	-	627	-	-	627	-
Plus: Loss (gain) on sale of securities, net	-	188	-	-	256	188	(2,615)
Plus: Debt extinguishment costs[2]	-	-	-	-	9,746	1,912	-
Less: Thrive PPP loan forgiveness	-	1,912	-	-	-	-	11,307
Plus: Merger and acquisition expenses	826	-	-	-	-	826	-
Net pre-tax, pre-provision operating earnings	$ 48,640	$ 43,858	$ 38,497	$ 40,210	$ 38,407	$ 171,205	$ 162,447
Average total assets	$ 9,788,671	$ 9,385,470	$ 9,321,279	$ 8,941,271	$ 8,750,141	$ 9,361,578	$ 8,525,275
Pre-tax, pre-provision operating return on average assets[4]	1.97%	1.85%	1.66%	1.82%	1.75%	1.83%	1.91%
Average Total Assets	$ 9,788,671	$ 9,385,470	$ 9,321,279	$ 8,941,271	$ 8,750,141	$ 9,361,578	$ 8,525,275
Return on average assets[4]	1.68%	1.56%	1.27%	1.44%	1.04%	1.49%	87.00%
Operating return on average assets[4]	1.72%	1.48%	1.29%	1.46%	1.35%	1.49%	91.00%
Operating earnings adjusted for amortization of core deposit intangibles							
Operating earnings	$ 42,410	$ 35,072	$ 29,952	$ 32,213	$ 29,730	$ 139,647	$ 77,980
Adjustments:							
Plus: Amortization of core deposit intangibles	2,438	2,438	2,438	2,447	2,451	9,761	9,804
Less: Tax benefit at the statutory rate	512	512	512	514	515	2,050	2,060
Operating earnings adjusted for amortization of core deposit intangibles	$ 44,336	$ 36,998	$ 31,878	$ 34,146	$ 31,666	$ 147,358	$ 85,724

[1] Severance payments relate to branch restructurings made during the three months ended June 30, 2021.

[2] Debt extinguishment costs relate to prepayment penalties paid in connection with the early payoff of FHLB structured advances.

[3] During the third quarter of 2021, Thrive's PPP loan with another bank was 100% forgiven by the SBA. As a result of our 49% investment in Thrive, the $1.9 million represents our portion of the PPP loan forgiveness. PPP fee income is not taxable and as such has no tax impact.

[4] Annualized ratio for quarterly metrics.

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22 Reconciliation of Non-GAAP Financial Measures

23 Reconciliation of Non-GAAP Financial Measures